                                                                    Exhibit 10.6

                       FOURTH AMENDMENT TO LOAN AGREEMENT


                                  by and among

                          CASTLE TOWER CORPORATION and

                         CASTLE TOWER CORPORATION (PR),

                               as the Borrowers,

                        KEYBANK NATIONAL ASSOCIATION and

                        PNC BANK, NATIONAL ASSOCIATION,

                                  as Arrangers

                                      and

                    THE FINANCIAL INSTITUTIONS LISTED HEREIN

                             AS OF OCTOBER 31, 1997

                       FOURTH AMENDMENT TO LOAN AGREEMENT


          This FOURTH AMENDMENT TO LOAN AGREEMENT is made and entered into as of October 31, 1997, by and among CASTLE TOWER CORPORATION, a Delaware corporation ("CTC-Del"), CASTLE TOWER CORPORATION (PR), a Puerto Rico corporation ("CTC-PR" and, together with CTC-Del, collectively, the "Borrowers" and individually, a "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof, KEYBANK NATIONAL ASSOCIATION (formerly known as "Society National Bank"), as Arranger and agent (the "Agent"), and PNC BANK, NATIONAL ASSOCIATION, as Arranger (the "Arranger").

                                    RECITALS
                                    --------

          A. CTC-Del, CTC-PR, the Agent and the Banks entered into a Loan Agreement dated as of April 26, 1995, as amended by the First Amendment to Loan Agreement dated as of June 26, 1996, the Second Amendment to Loan Agreement dated as of January 17, 1997, and the Third Amendment to Loan Agreement dated as of April 3, 1997 (as so amended, the "Original Agreement"), pursuant to which the Banks agreed to make available to the Borrowers loans of up to $49,000,000. The Original Agreement, as amended hereby, may be referred to hereinafter as the "Loan Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

          B. The Borrowers desire to increase the amount of the Reducing Commitment to $100,000,000, to terminate the Working Capital Commitment, to revise the amortization schedule, to revise certain of the financial covenants and to make certain other changes in the Original Agreement. Subject to the terms and conditions of this Amendment, the Agent and the Banks have agreed to such requests.

          C. The Arranger desires to be added to the Original Agreement as a Bank, having an initial Ratable Share of 50%.


                                   AGREEMENTS
                                   ----------

          In consideration of the foregoing Recitals and of the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agent, the Arranger and the Banks agree as follows:

          1.   Working Capital Loans.  On the effective date of this Fourth
               ---------------------
Amendment, (a) all Working Capital Loans outstanding as of such date shall be converted into Reducing Loans and shall be subject thereafter to all of the terms and conditions of the Original Agreement as amended hereby relating to Reducing Loans, and (b) the Working Capital Commitment shall be terminated.

          2.   Amendments.  Subject to the satisfaction of the conditions set
               ----------
forth in Section 3 of this Amendment, the Original Agreement shall be amended as follows:

               (a) Section 1.1 shall be amended by deleting therefrom the following definitions: "Acquisition Advance Worksheet," "Adjusted Leverage Ratio," "Adjusted Total Debt," "Annualized Operating Cash Flow," "Corporate Development Expense," "Deferred Interest," "Division A Acquisition," and "Division B Acquisition."

               (b) Section 1.1 shall be amended by adding thereto the following new definitions in the proper alphabetical order:

               "Applicable Percentage" means, as of any date of determination,
                ---------------------
          the percentage determined from the following table based upon the Leverage Ratio:

          Leverage Ratio:                 Applicable Percentage:
          --------------                  ---------------------
          Greater than or                          50%
           equal to 5.0:1.0

          Less than 5.0:1.0                         0%;

          provided, however, that the Applicable Percentage shall be 100% if at
          --------  -------
          the time of determination a Possible Default or Event of Default exists.

               "Fee Letter" means the letter agreement among the Agent, the
                ----------
          Arranger and the Borrowers dated as of the date of the Fourth Amendment regarding certain fees.

               "Fourth Amendment" means the Fourth Amendment to Loan Agreement
                ----------------
          dated as of October 31, 1997, among the Borrowers, the Agent, the Arranger and the Banks.

               "Holdco Affiliates" means collectively Crown Communication Inc.,
                -----------------
          a Delaware corporation, Crown Mobile Systems, Inc., a Pennsylvania corporation, Crown Network Systems, Inc., a Pennsylvania corporation,

          Telestructures, Inc., a Georgia corporation, and TEA Group, Incorporated, a Georgia corporation.

               "Issuing Bank" means KeyBank National Association in its capacity
                ------------
          as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit.

               "Second Amendment" means the Second Amendment to Loan Agreement
                ----------------
          dated as of January 17, 1997, among the Borrowers, the Agent and the Banks.

               "Test Operating Cash Flow" means, as of any date, the sum of (a)
                ------------------------
          Operating Cash Flow for the four quarter period then ended or then most recently ended less that portion of such Operating Cash Flow which is attributable to the leasing or licensing of space on Towers, and (b) the product of four times that portion of Operating Cash Flow for the quarter then ended or most recently ended which is attributable to the leasing or licensing of space on Towers.

               "Third Amendment" means the Third Amendment to Loan Agreement
                ---------------
          dated as of April 3, 1997, among the Borrowers, the Agent and the Banks.

                (c) The definition of the terms "Applicable Margin," "Asset Sale," "Banks," "Debt Service," "Default Interest Rate," "Excess Cash Flow," "Fixed Charge Coverage Ratio," "Historical Fixed Charges," "Interest Expense," "Leverage Ratio," "Loans," Majority Banks," "Net Earnings," "Notes," "Operating Cash Flow," "Projected Debt Service," "Ratable Share," "Subsidiary," "Termination Date," "Total Debt," "Towers" and "Working Capital" in Section 1.1 shall be amended in their entirety to read as follows:

               "Applicable Margin" means, as of any date of determination, the
                -----------------
          percentage determined from the following table based upon the ratio of Total Debt as of such date to Operating Cash Flow for the four quarter period then ended or then most recently ended:


          Leverage         Applicable   Applicable
          Ratio:           Margin for   Margin for
          -----            Base Rate    LIBOR Loans:
                           Loans:       -------------
                           -----
          Greater than      1.500%       3.250%
          6.5:1.0

          Greater than      1.250%       2.750%
          6.0:1.0 but
          less than or
          equal to
          6.5:1.0

          Greater than      1.000%       2.250%
          5.5:1.0 but
          less than or
          equal to
          6.0:1.0

          Greater than      0.875%       2.125%
          5.0:1.0 but
          less than or
          equal to
          5.5:1.0

          Greater than      0.625%       1.875%
          4.5:1.0 but
          less than or
          equal to
          5.0:1.0

          Greater than      0.375%       1.625%
          4.0:1.0 but
          less than or
          equal to
          4.5:1.0

          Greater than      0.000%       1.250%
          3.5:1.0 but
          less than or
          equal to
          4.0:1.0

          Less than or      0.000%       1.000%
          equal to
          3.5:1.0

               "Asset Sale" means the sale by either Borrower, any Holdco
                ----------
          Affiliate or any of their respective

          Subsidiaries to any Person of any assets of such Borrower, Holdco Affiliate or Subsidiary, other than (i) the sale of assets with an aggregate value which does not exceed in any fiscal year an amount equal to $500,000 and (ii) the sale in the ordinary course of business of assets held for resale in the ordinary course of business or the trade in or replacement of assets in the ordinary course of business or the disposition of any asset which, in the good faith exercise of its business judgment, such Borrower, Holdco Affiliate or Subsidiary determines is no longer useful in the conduct of its business.

               "Banks" means the financial institutions listed on the signature
                -----
          pages of this Agreement and their respective successors and assigns; the term "Banks" shall include the Issuing Bank.

               "Debt Service" means, for any period, the sum of (a) all
                ------------
          scheduled Reducing Commitment reductions under Section 2.1(b) during such period, (b) all principal payments required to be made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries on Total Debt, other than the Loans, but including, without limitation, the PCI Debt, Seller Debt and Capitalized Lease Obligations, during such period, and (c) all cash interest payments on, and fees in respect of, Total Debt, and all fees in respect of the Letters of Credit, required to be made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries during such period.

               "Default Interest Rate" means a rate of interest equal to the sum
                ---------------------
          of the Base Rate plus 3.5% per annum.

               "Excess Cash Flow" means, as of any date of determination,
                ----------------
          Operating Cash Flow for the four quarter period then most recently ended less the sum (without duplication) of (a) all Debt Service payments made by the Borrowers, the Holdco Affiliates and their Subsidiaries in such period, (b) income taxes paid by the Borrowers, the Holdco Affiliates and their Subsidiaries in such period, (c) Capital Expenditures, excluding proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, paid in cash by the Borrowers, the Holdco Affiliates and their Subsidiaries during such fiscal year to the extent permitted pursuant to Section 8.7, (d) Capitalized Lease Obligation payments made by the Borrowers, the Holdco Affiliates and their Subsidiaries during such period to the extent permitted pursuant to Section 8.6, and (e) the excess, if any, in Working Capital of the Borrowers, the Holdco Affiliates and their respective Subsidiaries as of the end of such fiscal year over the Working Capital of the Borrowers, the Holdco Affiliates and their respective Subsidiaries as of the end of the prior fiscal year.

               "Fixed Charge Coverage Ratio" means, as of any date of
                ---------------------------
          determination, the ratio of Operating Cash Flow for the four quarter period then ended or most recently ended as of such date to Historical Fixed Charges as of such date.

               "Historical Fixed Charges" means, as of any date of
                ------------------------
          determination, the sum (without duplication) of the aggregate amount of (a) all scheduled Reducing Commitment reductions during the four quarter period then ended or most recently ended, (b) all Debt Service payments made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries during such four quarter period, (c) Capital Expenditures made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries during such four quarter period, (d) income taxes paid by the Borrowers, the Holdco Affiliates and their respective Subsidiaries during such four quarter period and (e) Capital Distributions made by CTC-Del during such four quarter period.

               "Interest Expense" means, for any period, the gross interest
                ----------------
          expense accrued by the Borrowers, the Holdco Affiliates and their respective Subsidiaries in respect of their Indebtedness for such period, determined on a consolidated basis, all fees payable under
          Section 2.6 or the Fee Letter and any other fees, charges, commissions and discounts in respect of Indebtedness, including fees payable in connection with the Letters of Credit. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrowers with respect to Rate Hedging Obligations.

               "Leverage Ratio" means, as of any date of determination, the
                --------------
          ratio of Total Debt as of such date to Test Operating Cash Flow as of such date.

               "Loans" means the Reducing Loans and all amounts drawn under any
                -----
          Letter of Credit (which amounts shall be deemed to be Reducing Loans) and not repaid.

               "Majority Banks" means, at any time, Banks holding at least 51%
                --------------
          of the then aggregate unpaid principal amount of the Notes and the face amount of the outstanding Letters of Credit, or, if no principal amount of the Notes or any Letter of Credit is then outstanding, Banks having at least 51% of the Reducing Commitment.

               "Net Earnings" means the combined net income (or deficit) of the
                ------------
          Borrowers, the Holdco Affiliates and their Subsidiaries for the period involved, after taxes, if any, and after all proper charges and reserves (excluding, however, Extraordinary Items), all as determined in accordance with GAAP.

               "Notes" means the Reducing Notes and any notes issued in
                -----
          connection with the issuance of a Letter of Credit.

               "Operating Cash Flow" means, during any period, Net Earnings for
                -------------------
          such period (excluding, to the extent included in Net Earnings, any Extraordinary Items and the effect of any exchange of space on a Tower for non-cash consideration, such as merchandise or services), minus
                                                                        -----
          the sum of any interest and other investment income of the Borrowers, the Holdco Affiliates and their Subsidiaries during such period, plus
                                                                           ----
          the sum of, without duplication, (a) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements of the Borrowers, the Holdco Affiliates and their Subsidiaries for such period, plus (b) any amounts paid by the
                                              ----
          Borrowers, the Holdco Affiliates and their Subsidiaries in such period in respect of Rate Hedging Obligations to the extent such amounts were deducted in calculating Net Earnings, plus (c) cash interest accrued
                                                ----
          and paid by the Borrowers, the Holdco Affiliates and their Subsidiaries during such period, plus (d) federal and state income
                                           ----
          taxes accrued and paid by the Borrowers, the Holdco Affiliates and their Subsidiaries during such period (exclusive of any such taxes resulting from any Extraordinary Items), plus (e) non-recurring costs
                                                   ----
          paid by the Borrowers, the Holdco Affiliates and their Subsidiaries in such period in connection with Qualified Acquisitions and approved by the Agent, to the extent that such costs were paid from equity contributions or the proceeds of any Loan. For purposes of calculating Operating Cash Flow for any period, each Qualified Acquisition and each sale or other disposition of any Towers and related assets, whether by sale of stock or assets, which occurs during such period, shall be deemed to have occurred on the first day of such period; accordingly, the operating cash flow received by the seller of the Towers and related assets, or of a management agreement in respect thereof, acquired pursuant to each Qualified Acquisition shall be included for the entire period and the Operating Cash Flow relating to any Towers and related assets, or of a management agreement in respect thereof, sold or otherwise disposed of during such period shall be excluded from the calculation of Operating Cash Flow for the entire period.

               "Projected Debt Service" means, as of any date of determination,
                ----------------------
          the sum of (a) all scheduled Reducing Commitment reductions under
          Section 2.1(b) during the four quarter period following the end of the fiscal quarter then most recently ended, (b) all principal payments required to be made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries on Total Debt, other than the Loans, but including, without limitation, the PCI Debt, Seller Debt and Capitalized Lease Obligations, during such subsequent four quarter period, and (c) all cash interest payments and payments of fees on Total Debt required to be made by the Borrowers, the Holdco Affiliates and their respective Subsidiaries during such subsequent four quarter period. In calculating Projected Debt Service, (i) the interest rate applicable during such subsequent four quarter period to any Indebtedness which does not bear interest at a rate which is fixed (either by its terms or pursuant to an agreement regarding Rate Hedging Obligations) for the entire subsequent period shall be deemed to be the interest rate in effect as of the date of determination, and
          (ii) it shall be assumed that the principal amount of Loans outstanding as of the date of determination will be outstanding for the subsequent four quarter period subject to any required commitment reductions.

               "Ratable Share" means, with respect to any Bank, its pro rata
                -------------
          share of the Reducing Commitment, the Letters of Credit or the Loans. The Ratable Shares of the Banks as of the effective date of the Fourth Amendment shall be as listed on Schedule 1 to the Fourth Amendment.

               "Subsidiary" means each existing or future partnership,
                ----------
          corporation or limited liability company, the majority of the outstanding partnership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by a Borrower or a Holdco Affiliate.

               "Termination Date" means December 31, 2004.
                ----------------

               "Total Debt" means, without duplication, all Indebtedness of the
                ----------
          Borrowers, the Holdco Affiliates and their respective Subsidiaries for borrowed money, including the Loans, all Capitalized Lease Obligations of the Borrowers, the Holdco Affiliates and their Subsidiaries, all other Indebtedness of the Borrowers, the Holdco Affiliates and their Subsidiaries represented by notes or drafts representing extensions of credit for borrowed money, all other Indebtedness of other Persons for which either Borrower, any Holdco Affiliate or any of their Subsidiaries is a Guarantor, all obligations of the Borrowers, the Holdco Affiliates and their Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by a Borrower, Holdco Affiliate or Subsidiary is subject, whether or not the obligation secured thereby shall have been assumed) and all obligations of either Borrower, any Holdco Affiliate or any Subsidiary as an account party to reimburse any bank or any other Person in respect of letters of credit (other than the Letters of Credit) or bankers' acceptances.

               "Towers" means the wireless communications towers owned or leased
                ------
          by the Borrowers, the Holdco Affiliates and their Subsidiaries or which are subject to a management agreement to which either Borrower, a Holdco Affiliate or a Subsidiary is a party and which a Borrower or such Holdco Affiliate or such Subsidiary has obtained pursuant to a Qualified Acquisition, and "Tower" means each of such Towers.

               "Working Capital" means, as of any date, the excess of the
                ---------------
          Borrowers', the Holdco Affiliates' and their Subsidiaries' combined current assets, other than cash, over their combined current liabilities, other than the current portion of long term debt, as of such date.

               (d) Sections 2.1(a), (b), (c) and (d) shall be amended in their entirety to read as follows:

                2.1  The Reducing Commitment and the Reducing Loans.
                     ----------------------------------------------

                     (a) Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrowers in such amounts as the Borrowers may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $100,000,000 (as such amount may be reduced from time to time, the "Reducing Commitment"); provided, however, that in no
                                               --------  -------
          event shall the aggregate principal amount of such loans plus the aggregate stated amount of the Letters of Credit exceed the Reducing Commitment. All amounts borrowed by the Borrowers pursuant to this
          Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Reducing Loans." Each Reducing Loan requested by the Borrowers shall be funded by the Banks in accordance with their Ratable Shares of the requested Reducing Loan. A Bank shall not be obligated hereunder to make any additional Reducing Loan if immediately after making such Reducing Loan, the aggregate principal balance of all Reducing Loans made by such Bank plus such Bank's Ratable Share of any outstanding Letters of Credit would exceed such Bank's Ratable Share of the Reducing Commitment. The Reducing Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in Section 2.4.

                     (b) On each date set forth in the table below, the Reducing Commitment shall automatically reduce by the amount set forth for such date in such table:

          ===========================================================
          Calendar    March 31    June 30    September    December
          Year                                  30          31
          2001        $5,000,000  $5,000,000  $5,000,000  $5,000,000
          -----------------------------------------------------------
          2002        $5,000,000  $5,000,000  $5,000,000  $5,000,000
          -----------------------------------------------------------
          2003        $5,000,000  $5,000,000  $5,000,000  $5,000,000
          -----------------------------------------------------------
          2004        $5,000,000  $5,000,000  $5,000,000  all
                                                          remaining
                                                          principal
          ===========================================================

                    (c) Prior to the Termination Date, the Borrowers may, at their option, from time to time prepay all or any portion of the Reducing Loans, subject to the provisions of Section 2.7, and the Borrowers may reborrow from time to time hereunder amounts so paid up to the amount of the Reducing Commitment in effect at the time of reborrowing.

                    (d)  Letters of Credit.
                         -----------------

                         (i)  Issuance.  Subject to the terms and conditions
                              --------
          hereof, including the provisions of Section 6, the Borrowers may request that the Issuing Bank issue, from time to time, and the Issuing Bank agrees to issue, from time to time, letters of credit in an aggregate stated amount not exceeding $5,000,000 (the "Letters of Credit"). No Letter of Credit shall be issued for a term of more than three hundred sixty-four days, and no Letter of Credit shall have an expiration date which is later than the Termination Date. No Letter of Credit shall be issued if after giving effect to such issuance, the sum of the outstanding principal balance of the Reducing Loans (including amounts drawn on Letters of Credit and not repaid), plus the aggregate stated amount of outstanding Letters of Credit, would exceed the Reducing Commitment. Each Letter of Credit shall be issued in the manner and on the conditions set forth in this Section 2.1(d) and Section 6. Each Letter of Credit shall be in the Issuing Bank's standard form for letters of credit or in such other form as is acceptable to the Issuing Bank in form and substance.

                         (ii)  Application.  Each request for a Letter of Credit
                               -----------
          shall be made to the Issuing Bank by an application on the Issuing Bank's standard form or in such other manner as the Issuing Bank may approve. Promptly following the issuance of any Letter of Credit, the Issuing Bank shall notify the Agent and the Banks of such issuance.

                         (iii)  Participation by the Banks.
                                --------------------------

                                (A) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Agent or the other Banks in respect thereof, the Issuing Bank hereby grants to each other Bank, and each other Bank hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Ratable Share of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that no Bank
                                             --------  -------
          shall be required to acquire participations in any Letter of Credit that would result in its Ratable Share of the sum of outstanding Reducing Loans plus the stated amount of all outstanding Letters of Credit to be greater than its Ratable Share of the Reducing Commitment. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, in accordance with Section 2.1(d)(iv), such Bank's Ratable Share of each amount disbursed pursuant to a Letter of Credit; provided, that payment by the Issuing
                                          --------
          Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                                (B) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (A) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Possible Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                    (iv)  Letter of Credit Disbursements.
                          ------------------------------

                          (A) If the Agent has not received from the Borrowers the payment permitted pursuant to paragraph (B) of this Section 2.1(d)(iv) by 11:00 a.m., Cleveland time, on the date on which the Issuing Bank has notified the Borrowers that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (B), the Agent shall promptly notify the Issuing Bank and each other Bank of the disbursement to be made under such Letter of Credit and, in the case of each Bank, its Ratable Share of such disbursement. Each Bank shall pay to the Agent, not later than 1:00 P.M., Cleveland time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Banks hereunder, such later date as the Issuing Bank shall specify by notice to the Agent and the Banks), such Bank's Ratable Share of such disbursement, which the Agent shall promptly pay to the Issuing Bank. The Agent will promptly remit to each Bank its share of any amount subsequently received by the Agent from the Borrowers in respect of such disbursement; provided
                                                                        --------
          that amounts so received for the account of any Bank prior to payment by such Bank of amounts required to be paid by it hereunder in respect of any disbursement shall be remitted to the Issuing Bank.

                                (B) If the Issuing Bank shall receive any draft presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (C) below. If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrowers may (but shall not be required to) pay to the Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrowers that payment of such draft will be made. The Agent will promptly pay any such amounts received by it to the Issuing Bank.

                                (C) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Agent and the Borrowers of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrowers of their obligation to reimburse such disbursement, and the Agent shall promptly give each Bank notice thereof.

                                (D) Any amounts paid by the Issuing Bank on any Letter of Credit shall be deemed to be a Reducing Loan for all purposes of this Agreement and shall bear interest from the date of payment by the Issuing Bank at the rates provided in Section 3.1 until paid in full.

                           (v)  Obligation to Repay Letter of Credit
                                ------------------------------------
          Disbursements, etc.  The Borrowers assume all risks in connection
          ------------------
          with the Letters of Credit and the Borrowers' obligation to repay each disbursement under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                                (A) any lack of validity or enforceability of any Letter of Credit;

                                (B) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Issuing Bank or any other Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                                (C) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

                                (D) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

               It is understood that in making any payment under a Letter of Credit (I) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any documents presented pursuant to such Letter of Credit prove to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (II) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Bank.

                    (vi)  Indemnification.  The Borrowers jointly and severally
                          ---------------
          shall: (A) indemnify and hold the Agent and each Bank (including the Issuing Bank) harmless from any loss resulting from any claim, demand or liability which may be asserted against the Agent or such Bank in connection with actions taken under any Letter of Credit, and (B) reimburse the Agent or such Bank for any fees or other reasonable expenses paid or incurred by the Agent or such Bank in connection with any Letter of Credit, other than any loss or expense resulting from the Agent's or such Bank's willful misconduct or gross negligence.

                    (vii)   Security.  Upon the occurrence of any Event of
                            --------
          Default, the Borrowers shall, upon demand, pay to the Issuing Bank the stated amount of all outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit, this Agreement and the Notes. The payment by the Borrowers of such security shall not terminate the obligations of the Borrowers under this Section 2.1(d).

                    (viii)  Additional Costs.  If any Regulatory Change shall
                            ----------------
          either (A) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Agent or any Bank (or its holding company) any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit issued or to be issued hereunder, or (B) subject the Issuing Bank, the Agent or any Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever, or (C) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Issuing Bank's, the Agent's or any Bank's (or its holding company's) capital or cost base for issuing such Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit, or (D) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Agent or any Bank (or its holding company) any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Issuing Bank, the Agent or such Bank (or its holding company) for capital calculation or other purposes and the result of any events referred to in (A), (B), (C) or
          (D) above shall be to increase the costs or decrease the benefit in any way to the Issuing Bank, the Agent or a Bank (or its holding company) of issuing, maintaining or participating in such Letters of Credit, then and in such event the Borrowers shall, within ten days after the mailing of written notice of such increased costs and/or decreased benefits to the Agent and the Borrowers, pay to the Issuing Bank, the Agent or such Bank all such additional amounts which in the Issuing Bank's, the Agent's or such Bank's sole good faith calculation as allocated to such Letters of Credit, shall be sufficient to compensate it (or its holding company) for all such increased costs and/or decreased benefits. The Issuing Bank's, the Agent's or such Bank's calculation shall be conclusive absent manifest error.

                    (ix)  Fees.  Each Letter of Credit shall be issued for a fee
                          ----
          equal to the product of the Applicable Margin applicable to LIBOR Loans as of the date of issuance thereof times the stated amount thereof, payable upon issuance. The fee shall be payable to the Agent for the benefit of the Banks in accordance with their Ratable Shares. If any Letter of Credit is drawn upon prior to its expiration date, the Banks shall reimburse to the Borrowers that portion of the fee allocable to the period from the date of the draw to the expiration date, calculated in accordance with the Issuing Bank's standard letter of credit procedures. In addition, the Borrowers shall pay to the Issuing Bank for its own account its standard charges for the issuance of letters of credit and for draws upon letters of credit, which charges, as of the date hereof, are as follows: (i) $200 per Letter of Credit, payable upon issuance and (ii) $100 per Letter of Credit, payable upon a draw under such Letter of Credit.

                (e) Section 2.4 shall be amended by deleting Section 2.4(d) in its entirety.

                (f) Section 2.6 shall be amended in its entirety to read as follows:

                2.6  Fees.
                     ----

                     (a)  Commitment Fees.  The Borrowers shall pay to the Agent
                          ---------------
          for the benefit of the Banks a non-refundable commitment fee of 1/2% per annum (based on a year having 360 days and actual days elapsed) on the excess of the aggregate average daily undisbursed amount of the Reducing Commitment over the aggregate stated amount of the Letters of
          Credit then outstanding; provided, however, that the commitment fee
                                   --------  -------
          shall be 1/4% per annum for any day on which the Leverage Ratio is less than or equal to 3.5 to 1.0. Such commitment fee shall (i) commence to accrue as of the date hereof and continue for each day to and including the Termination Date, (ii) be in addition to any other fee required by the terms and conditions of this Agreement, (iii) be payable quarterly in arrears on each Quarterly Date and on the date the Reducing Commitment is terminated, and (iv) be shared by the Banks in accordance with their Ratable Shares.

                     (b)  Other Fees.  The Borrowers shall pay to the Agent and
                          ----------
          the Arranger such other fees as are set forth in the Fee Letter.

                (g) Section 2.7(b)(ii) shall be amended in its entirety to read as follows:

                          (ii)  Excess Cash Flow.  Within one hundred twenty
                                ----------------
          days after the end of each fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2000, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to the Applicable Percentage of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.7(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrowers pursuant to Section 7.5(a) and shall be accompanied by a certificate signed by each Borrower's chief financial officer setting forth the calculations from which the amount of such prepayment was determined.

               (h) Section 2.7(b)(v) shall be amended in its entirety to read as follows:

               (v) Net Equity and Debt Proceeds.  If CTC-Del receives any
                   ----------------------------
          capital contribution from Holdco which Holdco is required to make to CTC-Del pursuant to the Amended and Restated Holdco Guaranty, it shall, within five days of receipt of such capital contribution, make a mandatory prepayment of the Loans in an amount equal to such capital contribution; provided, however, that if, as of the date of such
                        --------  -------
          capital contribution, (A) the Leverage Ratio is less than 6.0 to 1.0 and (B) either Borrower is a party to a legally binding acquisition agreement for a Qualified Acquisition permitted pursuant to Section 8.10(b), then the Borrowers may use the proceeds of such capital contribution to pay the purchase price of such Qualified Acquisition.

               (i) Section 2.7(c) shall be amended in its entirety to read as follows:

               (c)  Application of Prepayments.
                    --------------------------

                    (i)  Application to Accrued Interest.  All prepayments made
                         -------------------------------
          pursuant to this Section 2.7 shall be applied as follows: first, to accrued interest and then to the outstanding principal of the Loans. For purposes of the calculation of interest and the determination of whether any LIBOR Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                    (ii)  Application to the Reducing Loans and the Reducing
                          --------------------------------------------------
          Commitment.  Any mandatory prepayment of the Reducing Loans (other
          ----------
          than pursuant to Section 2.7(b)(i)) shall cause the Reducing Commitment to be immediately and automatically reduced by the amount of such prepayment, and each such mandatory reduction shall be applied to the subsequent Reducing Commitment reductions set forth in Section 2.1(b) in the inverse order of maturity; provided, however, that any
                                                   --------  -------
          mandatory prepayment pursuant to Section 2.7(b)(v) made on or before December 31, 2000, shall not cause the Reducing Commitment to be reduced.

          (j) Sections 3.1(a), (b), (c) and (d) shall be amended in their entirety to read as follows:

               (a) Subject to Section 3.1(c), prior to maturity, LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin and Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

               (b) The Applicable Margin shall be determined by the Agent quarterly, and upon the making of each Loan in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (d) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to Section 6.12(b) (in the case of the determination of the Applicable Margin upon the making of a Loan).
          Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements or compliance certificate;

          provided, however, that if any such quarterly financial statements and
          --------  -------
          Compliance Certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in Section 7.5(b), the increase in the interest rate due to such increase in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due. The Borrowers shall deliver to the Banks with each set of quarterly financial statements which indicate a change in the Applicable Margin a notice with respect to such change, which notice shall set forth the calculation of, and the supporting evidence for, such change.

               (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

               (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and on the date such Loan is paid in full.

          (k) Section 6.12(b) (as amended by the Second Amendment) shall be amended by deleting the word "Adjusted" in the fourth line thereof.

          (l) Section 6.14 shall be amended by deleting the last sentence thereof.

          (m) Section 7.1 shall be amended in its entirety to read as follows:

               7.1  Use of Proceeds.  The Borrowers shall use the proceeds of
                    ---------------
          the Reducing Loans only as follows: (i) to prepay on the effective date of the Fourth Amendment the Working Capital Loans; (ii) to make a Capital Distribution to Holdco in an amount not to exceed [$65,000,000] on the effective date of the Fourth Amendment to be used by Holdco (A) to pay the Note dated August 15, 1997, made by Holdco in favor of

          Robert A. Crown and Barbara Crown (the "Crown Note"), and (B) to contribute to Crown Communication Inc. to be used by it to pay in full all amounts owing to its existing credit facility with PNC Bank, National Association; (iii) for Qualified Acquisitions; (iv) for Capital Expenditures made pursuant to the last sentence of Section 8.7, including the construction of communications tower facilities;
          (v) for fees and transaction costs associated with the Fourth Amendment; and (vi) for general corporate purposes.

          (n) Section 7.5(b) shall be amended in its entirety to read as follows:

               (b) As soon as available, but in no event later than forty-five days after the end of each quarter of the Borrowers, the Borrowers shall furnish unaudited consolidated and consolidating financial statements, including consolidated and consolidating balance sheets and income statements of the Borrowers and their Subsidiaries, showing the financial condition of the Borrowers and their Subsidiaries as of the end of such period and the results of their operations during such period and for the then elapsed portion of the fiscal year, which shall be accompanied by a statement of cash flows of the Borrowers and their Subsidiaries for such periods; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the relevant period, shall be in form and detail satisfactory to the Agent, and shall be certified as to accuracy and completeness by the chief financial officer of each Borrower;

          (o) Section 7.13 shall be amended to read in its entirety as follows:

                7.13  Rate Hedging Obligations.  The Borrowers shall within
                      ------------------------
          sixty days after the effective date of the Fourth Amendment enter into, and shall at all times thereafter maintain in full force and effect, agreements in form and substance reasonably satisfactory to the Majority Banks regarding Rate Hedging Obligations so that the sum of the notional amount subject to such agreements plus the aggregate principal amount of all Total Debt plus the principal amount of all Indebtedness of Holdco which bears interest at a fixed interest rate equals at all times at least 50% of such sum.

          (p) A new Section 7.17 shall be added to the Loan Agreement which shall read in its entirety as follows:

               7.17  Maintenance of Separate Identity.  Each Borrower shall (i)
                     --------------------------------
          not fail to correct any known misunderstanding regarding its existence separate and distinct from Holdco, (ii) maintain its accounts, books and records separate from those of Holdco, (iii) not commingle its funds or assets with those of Holdco and shall not permit Holdco to have direct access to its cash, (iv) hold all of its assets in its own name and shall not permit Holdco to acquire or dispose of any assets on its behalf, (v) not conduct business in the name of Holdco, (vi) not assume or guaranty or otherwise become obligated for the debts of Holdco or hold out its credit as being available to satisfy the obligations of Holdco, and (vii) allocate fairly and reasonably any overhead for office space shared with Holdco and shall use separate stationery, invoices and checks from those used by Holdco.

                (q) Section 8.7 shall be amended in its entirety to read as follows:

               8.7  Capital Expenditures.  Except for (a) Qualified Acquisitions
                    --------------------
          permitted pursuant to Section 8.10(b), (b) the construction of communications tower facilities, (c) any payments in respect of Capitalized Lease Obligations and (d) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, the Borrowers, the Holdco Affiliates and their Subsidiaries shall not make Capital Expenditures which exceed the sum
          of (i) [$      ] in the aggregate in 1997, (ii) [$      ] in the
                   ------                                   ------
          aggregate in 1998, (iii) [$      ] in the aggregate in 1999, or (iv)
                                     ------
          [$     ] in the aggregate in any fiscal year thereafter (the amount
            -----
          permitted in any year pursuant to this sentence being referred to as the "Base Amount" for such year). If the Base Amount for any year exceeds the aggregate amount of Capital Expenditures actually made by the Borrowers, the Holdco Affiliates and their Subsidiaries in such year (such excess being referred to as the "Excess Amount"), then the Borrowers, the Holdco Affiliates and their Subsidiaries may make Capital Expenditures in the immediately succeeding year (but not in any year thereafter) in excess of the Base Amount for such succeeding year in an amount not to exceed the Excess Amount for the prior year.

                (r) Section 8.9 shall be amended in its entirety to read as follows:

                    8.9  Capital Distributions.
                         ---------------------

                         (a) Neither Borrower shall, and neither Borrower shall permit any of its Subsidiaries or any Holdco Affiliate to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                              (i) any Subsidiary of a Borrower may make Capital Distributions to such Borrower or to a wholly owned Subsidiary of such Borrower;

                              (ii) CTC-Del may make Capital Distributions to Holdco solely in order to permit Holdco to pay its out-of-pocket costs for corporate development and overhead and to pay cash interest expense actually incurred by Holdco on Permitted Indebtedness (as that term is defined in the Amended and Restated Holdco Guaranty executed and delivered by Holdco pursuant to the Fourth Amendment) so long as:
          (A) the aggregate amount of such Capital Distributions does not exceed $6,000,000 in any year ending on or prior to the fifth anniversary of the effective date of the Fourth Amendment or $28,000,000 in any year thereafter; (B) prior to making any such distribution, the Borrowers shall have demonstrated to the satisfaction of the Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such distribution; (C) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (D) prior to making any such distribution, the Borrowers shall have delivered to the Agent a certificate of their chief financial officers in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution; and (E) such distributions shall not be made more frequently than four times per year; and

                              (iii) CTC-Del may make Capital Distributions to Holdco solely in order to permit Holdco to pay that portion of the federal, state and local income tax liability (exclusive of penalties and interest) of Holdco which arises from the allocation to

          Holdco for income tax purposes of taxable income and/or taxable gain of the Borrowers (not to exceed the actual federal, state and local income tax liability of Holdco) so long as: (A) prior to making any such distribution, the Borrowers shall have demonstrated to the satisfaction of the Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such distribution; (B) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (C) prior to making any such distribution, the Borrowers shall have delivered to the Agent a certificate of their chief financial officers in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution and the calculation of such income tax liability; and (D) such distributions shall not be made more frequently than four times per year.

                    (b) Neither Borrower shall permit any of its Subsidiaries or any Holdco Affiliate to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or loan repayments or other asset transfers to its stockholders other than restrictions imposed by applicable law and the restrictions set forth in this Section.

               (s) Section 8.10 shall be amended in its entirety to read as follows:

               8.10  Disposal of Property; Mergers; Acquisitions;
                      --------------------------------------------
          Reorganizations.
          ---------------

                    (a) Except as expressly permitted pursuant to Section 8.10(b), Section 8.11 or the Fourth Amendment, neither Borrower shall, and neither Borrower shall permit any Subsidiary or any Holdco Affiliate to, (i) dissolve or liquidate; (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties or assets to any Person; (iii) be a party to any consolidation, merger, recapitalization or other form of reorganization; (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business; (v) create, acquire or hold any Subsidiary; or (vi) be or become a party to any joint venture or other partnership.

                    (b) The Borrowers may make acquisitions of communications tower facilities, site management and site acquisition companies and related communications and information transmission businesses, either by the acquisition of assets or the acquisition of all of the outstanding equity interests of entities engaged in such businesses, subject to the satisfaction of the following conditions (any such acquisition, or series of related acquisitions, which satisfies such conditions being referred to hereinafter as a "Qualified Acquisition"):

                         (i) the Borrowers shall have given to the Agent written notice of such acquisition at least fifteen days prior to executing any binding commitment with respect thereto;

                         (ii) the Borrowers shall have demonstrated to the satisfaction of the Agent that the Borrowers will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition;

                         (iii) the Borrowers shall have delivered to the Agent within twenty days prior to the consummation of such acquisition an acquisition report signed by the chief financial officer of each Borrower in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition and, if the borrowing hereunder in connection with such acquisition is in an amount in excess of $5,000,000, projections for the Borrowers for a five year period after the closing of such acquisition giving effect to such acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for such acquisition;

                         (iv) after giving effect to such acquisition, the Borrowers shall have (A) marketable fee simple title or an assignable and insurable leasehold interest in each property on which an acquired Tower is located and (B) either (I) written agreements for licensing of space on such Tower with at least 75% of the licensees of space on such Tower existing immediately prior to such acquisition or (II) in their good faith judgment, a strong probability of retaining 90% of the licensees of space on such Tower existing immediately prior to such acquisition, in each case, with respect to such license agreements, on substantially the same terms and conditions as existed immediately prior to such acquisition;

                    (v) the Agent shall have received from the Borrowers an engineering report from an engineer, satisfactory to the Agent, acceptable in form and substance to the Agent, with respect to the construction, engineering and maintenance of the Towers to be acquired or managed and their compliance with applicable laws, rules and regulations;

                    (vi) the agreement governing such acquisition and all related documents and instruments shall be satisfactory to the Agent in form and substance;

                    (vii) the Purchase Price of such acquisition shall be payable in cash at the closing of such acquisition or by the delivery of a Borrower's note, so long as such note satisfies the following conditions (the aggregate Indebtedness evidenced by all such notes being referred to herein collectively as "Seller Debt"):

                         (A) such note shall be secured by a Letter of Credit issued pursuant hereto (subject to the satisfaction of the conditions to such issuance set forth herein) in the amount of such note but shall not be secured by any Lien on any property of either Borrower;

                         (B) such note shall be subordinate to all of the Obligations pursuant to a subordination agreement executed by the holder of such note and in form and substance satisfactory to the Agent;

                         (C) such note shall bear interest at a fixed rate which shall not exceed the lower of the rate of interest on United States Treasury obligations having a term of one year or 7% per annum;

                         (D) no principal payment shall be permitted or required on such note prior to December 31, 2004;

                         (E) the sum of the principal amount of such note and the principal amount of all other notes issued by the Borrowers in connection with Qualified Acquisitions shall not exceed $5,000,000; and

                         (F) no more than five notes issued by the Borrowers pursuant to Qualified Acquisitions shall be outstanding at any one time;

                    (viii) the Borrowers shall have taken any actions as may be necessary or reasonably requested by the Agent to grant to the Agent, for the benefit of the Banks, first priority, perfected Liens in all assets, real and personal, tangible and intangible, acquired by either Borrower in such acquisition pursuant to the Collateral Documents, subject to no prior Liens except Permitted Liens; and if either Borrower acquires a Subsidiary or creates a Subsidiary pursuant to or in connection with such acquisition,

                         (A) such Borrower shall execute a Pledge Agreement, in substantially the form of the Pledge Agreements or otherwise in form and substance satisfactory to the Majority Banks, pursuant to which all of the stock or other securities or equity interests of such acquired or created Subsidiary are pledged to the Agent, for the benefit of the Banks, as security for the Obligations of the Borrowers hereunder and under the Notes and the Collateral Documents;

                         (B) such acquired or created Subsidiary shall execute and deliver to the Agent, for the benefit of the Banks, a Guaranty, and shall grant to the Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in all of its assets, real and personal, tangible and intangible, subject to no prior liens or security interests except for Permitted Liens, pursuant to a Security Agreement and Mortgages, in each case in substantially the form of the guaranties and security agreements contained in the Collateral Documents or otherwise in form and substance satisfactory to the Majority Banks, and shall take all actions required pursuant thereto; and

                         (C) the Borrowers shall have entered into an amendment to this Agreement, in form and substance reasonably satisfactory to the Banks, which shall make the covenants, defaults and other provisions of this Agreement applicable to such Subsidiary;

                    (ix) the Borrowers shall have delivered to the Agent evidence reasonably satisfactory to the Agent to the effect that all approvals, consents or authorizations required in connection with such acquisition from any Licensing Authority or other governmental authority shall have been obtained, and such opinions as the Agent may reasonably request as to the liens and security interests granted to the Agent, for the benefit of the Banks, as required pursuant to this Section, and as to any required regulatory approvals for such acquisition;

                    (x) the Agent shall have received copies of all documents relating to such acquisition, and the Borrowers shall have caused all opinions and certificates of the seller of such Towers delivered in connection with such closing to be addressed to the Banks; and

                    (xi) if such acquisition involves an aggregate Purchase Price of at least $5,000,000, then the Banks shall have received a statement from KPMG Peat Marwick (or another nationally recognized firm of independent certified public accountants selected by the Borrowers and acceptable to the Agent) certifying as to the operating cash flow of the acquired Towers or, in the case of a management agreement, such management agreement, for the twelve month period most recently ended prior to the closing of such acquisition and as to such other matters as the Agent may reasonably request.

                  (c) The Borrowers may, subject to compliance with Section 2.7(b)(iii), dispose of tower facilities subject to the following conditions:

                    (i) no Event of Default or Possible Default shall then exist or shall exist after giving effect to such disposition;

                    (ii) the Operating Cash Flow attributable to such tower facilities in the four quarter period most recently ended, together with the Operating Cash Flow attributable to all tower facilities previously disposed of in such four quarter period, shall not exceed 5% of total Operating Cash Flow for such four quarter period; and

                    (iii) no tower facilities may be disposed of at any time if the Operating Cash Flow attributable to such tower facilities, together with the Operating Cash Flow attributable to all tower facilities previously disposed of since the effective date of the Fourth Amendment, exceeds 15% of total Operating Cash Flow for the four quarter period most recently ended.

                  (t) Section 8.11 shall be amended by adding a new clause (d) at the end thereof which shall read in its entirety as follows:

                      (d) any investment in joint ventures, whether structured as limited partnerships, limited liability companies or otherwise, subject to the following conditions:

                          (i) no Event of Default or Possible Default shall exist at the time of making any such investment or after giving effect to the making of such investment;

                          (ii) the contribution of all such joint ventures to the consolidated revenues of the Borrowers shall not at any time exceed 20% of the consolidated revenues of the Borrowers;

                          (iii) the aggregate amount of proceeds of the Loans contributed to such joint ventures shall not exceed $20,000,000; and

                          (iv) neither Borrower shall have any liability for any of the obligations or liabilities of any such joint venture.

                  (u) Section 8.13 shall be amended to read in its entirety as follows:

                      (a) Leverage Ratio. The Borrowers shall not permit the
                          --------------
          Leverage Ratio as of any date in any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:


        Column A                                   Column B
        --------                                   --------

        Period:                                    Permitted Ratio:
        -------                                    ---------------
        October 31, 1997, to December              7.0:1.0
        30, 1997:

        December 31, 1997, to December             6.0:1.0
        31, 2000:

        January 1, 2001, to June 30,               5.5:1.0
        2001:

        July 1, 2001, to December 31,              5.0:1.0
        2001:

        January 1, 2002, to June 30,               4.5:1.0
        2002:

        July 1, 2002, to December 31,              4.0:1.0
        2002:

        January 1, 2003, and                       3.5:1.0.
        thereafter:

                  (b)  Fixed Charge Coverage Ratio. The Borrowers shall not
                       ---------------------------
        permit the Charge Coverage Ratio as of any date to be less than 1.05 to 1.00.

                  (c)  Projected Debt Service Coverage Ratio. The Borrowers
                       -------------------------------------
        shall not permit the ratio of Test Operating Cash Flow as of the end of any four quarter period ending on or prior to December 31, 2000, to Projected Debt Service for the subsequent four quarter period to be less than 1.1 to 1.0; and the Borrowers shall not permit the ratio of Test Operating Cash Flow as of the end of any four quarter period ending after December 31, 2000, to Projected Debt Service for the subsequent four quarter period to be less than 1.15 to 1.0.

                  (d) Operating Cash Flow to Interest Expense Ratio. The
                      ---------------------------------------------
        Borrowers shall not permit the ratio of Operating Cash Flow for any four quarter period to Interest Expense for such four quarter period to be less than 2.0:1.0.

           (v) Sections 10.1 and 10.2 shall be amended in their entirety to read as follows:

                10.1  Optional Defaults.  If any Event of Default referred to in
                      -----------------
          Section 9.1 through and including Section 9.4 or Section 9.8 through and including Section 9.15 shall occur, the Issuing Bank shall not be required to issue any additional Letters of Credit, and the Agent, with the consent of the Majority Banks, upon written notice to the Borrowers, may

                    (a) terminate the Reducing Commitment and the credit hereby established and forthwith upon such election the obligations of the Banks to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit) immediately shall be terminated, and/or

                    (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrowers, and/or

                    (c) demand the payment to the Issuing Bank of the aggregate stated amount of the outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

                10.2  Automatic Defaults.  If any Event of Default referred to
                      ------------------
          in Sections 9.5-9.7 shall occur,

                    (a) the Reducing Commitment and the credit hereby established shall automatically and forthwith terminate, and the Banks thereafter shall be under no obligation to grant any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit), and

                    (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrowers, and

                    (c) the Issuing Bank shall not be required to issue any additional Letters of Credit, and the aggregate stated amount of the outstanding Letters of Credit shall be immediately payable by the Borrowers to the Issuing Bank, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

               (w) Section 11.10 shall be amended in its entirety to read as follows:

               11.1  Appointment.  KeyBank National Association is hereby
                     -----------
          appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this
          Section 11. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

               (x) Section 11.10 shall be amended in its entirety to read as follows:

               11.10  Successor Agent.
                      ---------------

                    (a) The Agent may, without the consent of the Borrowers or the other Banks, assign its rights and obligations as Agent hereunder and under the Collateral Documents to any wholly owned subsidiary of the Agent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Agent shall be deemed to have retired, and such wholly owned subsidiary shall be deemed to be a successor Agent.

                    (b) The Agent may resign at any time by giving written notice thereof to the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

                    (c) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Agent, and the assigning or retiring Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11.10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

          (y) The text of Exhibits [A, F, G, H, I, J, K and L] to the Original Agreement shall be deleted and replaced with the text of Exhibits [A, F, G, H, I, J, K and L] attached to this Amendment.

     3.   Conditions to Effectiveness.  The amendments set forth in Section 2
          ---------------------------
shall be effective upon satisfaction of all of the following conditions:

          (a) Each Borrower shall have delivered to the Agent a certified copy of resolutions of its Board of Directors evidencing approval of the execution, delivery and performance of this Amendment, the New Notes (as that term is defined below), and the other agreements, documents and instruments required pursuant hereto.

          (b) The Borrowers shall have executed and delivered to the Banks Reducing Revolving Credit Notes in the form attached hereto as Exhibit A (the
                                                               ---------
"New Notes").

          (c) Holdco shall have executed and delivered to the Agent (i) an Amended and Restated Holdco Guaranty in form and substance satisfactory to the Agent and the Arranger, (ii) a Pledge Agreement in form and substance satisfactory to the Agent and the Arranger pursuant to which Holdco pledges to the Agent, for the benefit of the Banks, and grants to the Agent, for the benefit of the Banks, a first priority security interest in, all of the issued and outstanding capital stock of each of the Holdco Affiliates, and Holdco shall have delivered to the Agent the stock certificates evidencing all of such stock, together with duly executed blank stock powers with respect thereto, and (iii) the Acknowledgment and Agreement set forth in Annex 1 attached hereto.

          (d) Each of the Holdco Affiliates shall have executed and delivered to the Agent, for the benefit of the Banks, a guaranty in form and substance satisfactory to the Agent and the Arranger, pursuant to which it guaranties the obligations of the Borrowers under the Loan Agreement, the New Notes and the Collateral Documents, and a security agreement in form and substance satisfactory to the Agent and the Arranger, pursuant to which it grants to the Agent, for the benefit of the Banks, as security for the obligations of the Borrowers under the Loan Agreement, the New Notes and the Collateral Documents, a security interest in substantially all of its assets, together with UCC-1 financing statements for filing in all jurisdictions in which such filings are necessary or appropriate to perfect such security interests.

          (e) The Borrowers shall have delivered to the Agent UCC, judgment and tax lien searches satisfactory to the Agent naming each Holdco Affiliate as a debtor in all jurisdictions in which any Holdco Affiliate has any assets.

          (f) Spectrum Site Management Corporation shall have executed and delivered to the Agent the Acknowledgment and Agreement set forth in Annex 2 attached hereto.

          (g) The Borrowers shall have delivered to the Agent evidence satisfactory to it that the Crown Note shall have been paid in full (or that the Crown Note shall be paid in full simultaneously with the making of Loans on the effective date of this Amendment) and cancelled and that the pledge to Robert A. Crown and Barbara Crown of all of the outstanding capital stock of those of the Holdco Affiliates the stock of which has been pledged as security for the Crown Note shall have been released.

          (h) The Borrowers shall have delivered to the Agent evidence satisfactory to it that all obligations owing by the Holdco Affiliates to PNC Bank, National Association pursuant to the Amended and Restated Credit Agreement, dated as of August 14, 1997, between Crown Communication Inc. and PNC Bank, National Association shall have been paid in full (or that such obligations shall be paid in full simultaneously with the making of Loans on the effective date of this Amendment) and that all liens and security interests securing such obligations shall have been released.

          (i) The Borrowers, Holdco and Spectrum Site Management Corporation shall have executed and delivered such amendments to the Pledge Agreements, Security Agreements, Mortgages, Guaranty, and other Collateral Documents to which they are respectively parties, as the Agent and its counsel may request, in form and substance satisfactory to the Agent.

          (j) The Borrowers shall have delivered evidence satisfactory to the Agent that Holdco has received unrestricted net cash proceeds from additional capital contributions made by its stockholders or net cash proceeds from the issuance of additional capital stock, in either case in an aggregate amount of not less than $35,000,000, pursuant to documentation in form and substance satisfactory to the Agent, and all of such proceeds shall have been used, or shall be used simultaneously with the making of Loans on the effective date of the Amendment, to pay the Crown Note.

          (k) The Borrowers shall have furnished to the Agent on or prior to the Closing Date certificates of insurance or other satisfactory evidence that the insurance required by Section 7.3 of the Loan Agreement is in full force and effect and that each of the Holdco Affiliates has obtained insurance coverage that would comply with the requirements of such Section 7.3 if such Holdco Affiliate were a Borrower.

          (l) The Borrowers shall have delivered to the Agent (i) a pro forma balance sheet and income statement as of the effective date of this Amendment giving effect to the transactions contemplated hereby and (ii) a certificate of their chief financial officers in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrowers' compliance with the financial covenants set forth in Section 8 of the Loan Agreement.

          (m) The Borrowers shall have delivered to the Agent the following:

              (i) certificates of good standing for Holdco from the Secretary of the State of Delaware, for CTC-Del from the Secretary of State of each of the States of Delaware and Texas, for CTC-PR from the Secretary of the Commonwealth of Puerto Rico, and for each Holdco Affiliate from the Secretary of State of the jurisdiction of its incorporation, in each case dated as of a date as near to the effective date of this Amendment as practicable;

              (ii) a certificate signed by the Secretary or Assistant Secretary of Holdco, each Borrower and each Holdco Affiliate certifying that attached thereto are true and complete copies of the Certificate of Incorporation and By-Laws of such entity;

              (iii) an incumbency certificate for Holdco, each Borrower and each Holdco Affiliate; and

              (iv) such other documents as any Bank may reasonably request in connection with the proceedings taken by either Borrower, Holdco or any Holdco Affiliate authorizing this Amendment, the New Notes or the other Collateral Documents and the transactions contemplated hereby, to the extent it is a party thereto.

          (n) The Borrowers shall have paid to the Agent, the Arranger and the Banks all commitment fees accrued under the Original Agreement and the fees required pursuant to the Fee Letter.

          (o) There shall have been no changes in the business, properties, operations, prospects or condition, financial or otherwise, of either Borrower since December 31, 1996, which are individually or in the aggregate materially adverse.

          (p) The Borrowers shall have delivered to the Agent opinions in form and substance satisfactory to the Agent from the Texas counsel of the Borrowers.

     4.   Covenants.
          ---------

          (a) The Borrowers shall, by no later than December 31, 1997, (i) cause CTC-Del to be merged with and into Crown Communication Inc. and (ii) cause the other Holdco Affiliates to become wholly owned subsidiaries of Crown Communication Inc., in each case pursuant to documentation in form and substance satisfactory to the Agent. The Borrowers shall give the Agent no less than thirty days notice prior to the consummation of such merger.

          (b) Simultaneously with the merger required pursuant to Section 4(a), Crown Communication Inc., as the successor by merger to CTC-Del, and CTC-PR shall enter into an Amended and Restated Loan Agreement and amendments to all of the Collateral Documents which shall (i) amend and restate the Original Agreement to reflect all the amendments thereto including the amendments contained herein, (ii) reflect the merger required pursuant to Section 4(a),
(iii) reflect all acquisitions, dispositions and other changed circumstances of the Borrowers since April 25, 1995, (iv) contain such provisions as the Agent may reasonably determine to be necessary or appropriate in connection with the syndication of the Loans, and (v) contain such other matters as may be reasonably required by the Agent and the Banks. Such Amended and Restated Loan Agreement shall contain, among other things, a negative covenant pursuant to which the Borrowers will agree not to permit the ratio of Test Operating Cash Flow for any four quarter period to the sum of their aggregate Total Debt plus the principal amount of all Indebtedness of Holdco to exceed a ratio to be agreed upon between the Borrowers and the Majority Banks.

          (c) The Borrowers shall, by no later than December 31, 1997, take all actions with respect to any real estate owned by any Holdco Affiliate or either Borrower that would have been required pursuant to Section 6.4 of the Loan Agreement had such property been owned by CTC-Del as of the original closing date under the Loan Agreement.

          (d) The Agent acknowledges that each of Key Corporate Capital Inc. and PNC Bank, National Association intends to assign a portion of its interest in the Reducing Commitment, the Notes and the Loans following the effective date of this Amendment. The Agent agrees that it will not charge either Key Corporate Capital Inc. or PNC Bank, National Association the processing and recordation fee required pursuant to the last sentence of Section 12.7(b) of the Loan Agreement in respect of any such assignment occurring prior to January 31, 1998.

          (e) The Borrowers acknowledge that each of Key Corporate Capital Inc. and PNC Bank, National Association intends to assign a portion of its interest in the Reducing Commitment, the Notes and the Loans following the effective date of this Amendment. In order to facilitate such syndication efforts and to lessen any breakage fees that might otherwise result from such assignments, the Borrowers agree that during the period from the effective date of this Amendment through January 31, 1998, they will not elect an Interest Period of longer than one month in respect of any LIBOR Loans.

          (f) The Borrowers shall cause each Holdco Affiliate to comply with the affirmative covenants set forth in Section 7 of the Loan Agreement as if each such Holdco Affiliate were a Subsidiary of the Borrower, and the Borrowers shall not permit any Holdco Affiliate to take any action which the Borrowers are required to prohibit their Subsidiaries from taking under Section 8 of the Loan Agreement.

     5.   Representations, Warranties and Events of Default.
          -------------------------------------------------

          (a) The Borrowers have provided to the Agent complete and correct copies of the First Amended and Restated Asset Purchase and Merger Agreement dated as of August 14, 1997, among Crown Network Systems, Inc., Crown Mobile Systems, Inc., Robert A. Crown, Barbara Crown, Castle Acquisition Corp. I, Castle Acquisition Corp. II and Castle Tower Holding Corp., and the schedules and exhibits attached thereto.

          (b) Except as amended hereby, the terms, provisions, conditions and agreements of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. Each and every representation and warranty of the Borrowers set forth in the Original Agreement, as amended hereby, other than those which by their terms are limited to a specific date, is hereby confirmed and ratified in all material respects and such representations and warranties as so confirmed and ratified shall be deemed to have been made and undertaken as of the date of this Amendment as well as at the time they were made and undertaken.

          (c) The Borrowers, jointly and severally, represent and warrant that:

              (i) No Event of Default or Possible Default now exists or will exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

              (ii) All necessary corporate or shareholder actions on the part of each Borrower, Holdco, each Holdco Affiliate, and each stockholder of Holdco to authorize the execution, delivery and performance of this Amendment, the New Notes, and all other amendments, agreements, documents or instruments required pursuant hereto or thereto have been taken; this Amendment, the New Notes and each such other amendment, agreement, document or instrument have been duly and validly executed and delivered and are legally valid and binding upon each of the Borrowers, Holdco and each Holdco Affiliate that is a party thereto and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws or by general equitable principles.

              (iii) The execution, delivery and performance of this Amendment, the New Notes and all other amendments, agreements, documents and instruments required pursuant hereto or thereto, and all actions and transactions con-templated hereby and thereby will not (A) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (I) any provision of the charter documents or by-laws of either Borrower, Holdco or any Holdco Affiliate, (II) any arbitration award or any order of any court or of any other governmental agency or authority, (III) any license, permit or authorization granted to either Borrower, Holdco or any Holdco Affiliate or under which any such entity operates, or (IV) any applicable law, rule, order or regulation, indenture, agreement or other instrument to which either Borrower, Holdco or any Holdco Affiliate is a party or by which either Borrower, Holdco or any Holdco Affiliate or any of its properties is bound and which has not been waived or consented to, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except as expressly permitted in the Loan Agreement, upon any of the properties of either Borrower, Holdco or any Holdco Affiliate.

              (iv) No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (including, without limitation, the FCC and any other Licensing Authority) is required to be obtained by either Borrower, Holdco or any Holdco Affiliate in connection with the execution, delivery or performance of this Amendment, the New Notes or any amendment, agreement, document or instrument required in connection herewith or therewith which has not already been obtained or completed.

     6.   Affirmation of the Borrowers.  The Borrowers acknowledge that the
          ----------------------------
security interests and liens granted by the Borrowers to the Agent, for the benefit of the Banks, pursuant to the Subsidiary Pledge Agreement dated June 26, 1996 between CTC-Del and KeyBank National Association, as agent, the Security Agreement, the Mortgages and the other Collateral Documents, as the same may have been amended, remain in full force and effect and shall continue to secure all Obligations of the Borrowers as such Obligations may be increased pursuant hereto.

     7.   Fees and Expenses.  The Borrowers, jointly and severally, will
          -----------------
reimburse the Agent and the Arranger upon demand for all out-of-pocket costs, charges and expenses of the Agent and the Arranger (including fees and disbursements of special counsel to the Agent and of special counsel to the Arranger) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other agreements or documents relating hereto or required hereby.

     8.   Counterparts.  This Amendment may be executed in as many counterparts
          ------------
as may be convenient and shall become binding when each Borrower, the Agent and the Banks have executed at least one counterpart.

     9.   Governing Law.  This Amendment shall be a contract made under and
          -------------
governed by the laws of the State of Ohio, without regard to the conflicts of law provisions thereof.

     10.  Binding Effect.  This Amendment shall be binding upon and shall inure
          --------------
to the benefit of the Borrowers, the Agent, the Arranger and the Banks and their respective successors and assigns.

     11.  Reference to Original Agreement.  Except as amended hereby, the
          -------------------------------
Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendments to the Original Agreement accomplished hereby, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Original Agreement or the original notes issued pursuant thereto in any Note or other Collateral Document, or other agreement, document or instrument executed and delivered pursuant to the Original Agreement, shall be deemed a reference to the Original Agreement, as amended hereby, or the New Notes, as the case may be.

     12.  No Other Modifications; Same Indebtedness.  Except as expressly
          -----------------------------------------
provided in this Amendment, all of the terms and conditions of the Original Agreement remain unchanged and in full force and effect. The modifications effected by this Amendment and by the other documents and instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Loans now outstanding, it being the intention of the Borrowers, the Agent, the Arranger and the Banks that the Loans outstanding under the Original Agreement, as amended by this Amendment, be and are the same Indebtedness as that owing under the Original Agreement immediately prior to the effectiveness hereof. It is not the intention of the parties to cause an extinctive novation of the Original Agreement, any Collateral Document or the obligations thereunder.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Loan Agreement as of the date first above written.

BORROWERS:

CASTLE TOWER CORPORATION



By: /s/ DAVID L. IVY
   -------------------------------------
Name: David L. Ivy
     -----------------------------------
Title: President
      ----------------------------------

CASTLE TOWER CORPORATION (PR)



By: /s/ DAVID L. IVY
   -------------------------------------
Name: David L. Ivy
     -----------------------------------
Title: Chief Financial Officer
      ----------------------------------

BANKS:

KEY CORPORATE CAPITAL INC.



By: /s/ JASON R. WEAVER
   -------------------------------------
   Jason R. Weaver
   Vice President

PNC BANK, NATIONAL ASSOCIATION



By: /s/ DAVID G. SCHAICH
   -------------------------------------
Name: David G. Schaich
     -----------------------------------
Title: Vice President
      ----------------------------------


AGENT:

KEYBANK NATIONAL ASSOCIATION



By: /s/ JASON R. WEAVER
   -------------------------------------
   Jason R. Weaver
   Vice President

ARRANGER:

PNC BANK, NATIONAL ASSOCIATION



By: /s/ DAVID G. SCHAICH
   ------------------------------
Name: David G. Schaich
     ----------------------------
Title: Vice President
      ---------------------------

                                   SCHEDULE 1
                                   ----------

                        List of Banks and Ratable Shares
                        --------------------------------



                      Reducing Loan Amount
                      and Ratable Share of
Banks:                Reducing Commitment:
-----                 -------------------
Key Corporate              $50,000,000
Capital Inc.                  (50%)

PNC Bank, National         $50,000,000
Association                   (50%)


                                LIST OF EXHIBITS
                                ----------------

Exhibit A               Form of Amended and Restated Reducing Note

Exhibit F               Capitalization

Exhibit G               Proceedings, Litigation and Non-Compliance with Law

Exhibit H               Liens and Indebtedness

Exhibit I               List of Contracts, Commitments and Licenses

Exhibit J               ERISA Liabilities and Plans

Exhibit K               Real Property List

Exhibit L               Form of Compliance Certificate

                                   EXHIBIT A
                                   ---------

                         REDUCING REVOLVING CREDIT NOTE
                         ------------------------------


$50,000,000                                                     October 31, 1997


     FOR VALUE RECEIVED, CASTLE TOWER CORPORATION, a Delaware corporation ("CTC-Del"), and CASTLE TOWER CORPORATION (PR), a Puerto Rican corporation ("CTC-PR", and together with CTC-Del collectively the "Makers" and individually a "Maker"), hereby jointly and severally promise to pay to the order of ___________ (the "Payee"), on or before December 31, 2004, in the manner and at the place provided in the Loan Agreement, as that term is defined below, the principal sum of $50,000,000, or if less, the outstanding balance of the Reducing Loans, as that term is defined in the Loan Agreement described below, made by the Payee.

     The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of that certain Loan Agreement dated as of April 26, 1995, as amended by the First Amendment to Loan Agreement dated as of June 26, 1996, the Second Amendment to Loan Agreement dated as of January 17, 1997, the Third Amendment to Loan Agreement dated as of April 3, 1997, and the Fourth Amendment to Loan Agreement dated as of October 31, 1997, among the Makers, KeyBank National Association (formerly known as "Society National Bank"), as Arranger and Agent, PNC Bank, National Association, as Arranger, the Payee and the other financial institutions as may from time to time be parties thereto (as the same may be amended, modified, extended or restated from time to time, the "Loan Agreement"). Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof.

     This Note is subject to voluntary and mandatory prepayment in whole or in part at the times and in the manner specified in the Loan Agreement.

     The Payee may enter all amounts of principal borrowed, paid or prepaid at any time on the grid annexed hereto or on any separate record thereof maintained by the Payee.

     This Note evidences indebtedness of the Makers to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee and the duties and obligations of the Makers in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Makers to pay the principal of and interest on this Note when due.

     The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 11:00 A.M. (Cleveland time) on the day when due.

     Upon the occurrence of any Event of Default, the entire outstanding principal amount of this Note and (to the extent permitted by law) unpaid interest shall bear interest thereafter until paid in full at the Default Interest Rate which shall be payable on demand.

     Subject to the provisions of Section 10 of the Loan Agreement, the entire unpaid principal balance of this Note, together with all interest accrued thereon, shall become immediately due and payable upon the occurrence of an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have all of the rights, powers and remedies provided in the Loan Agreement or in any Collateral Document or at law or in equity. Failure of the Payee or any holder of this Note to exercise any such right or remedy available hereunder or under the Loan Agreement or any Collateral Document or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

     The payment of this Note is secured by certain Security Agreements, certain Pledge Agreements, certain Guarantees and certain Mortgages and Collateral Assignments of Leases, all as more fully identified in the Loan Agreement.

     To the extent permitted by law, except as otherwise provided herein or in the Loan Agreement, the Makers and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; and diligence in collection, and agree to the application of any bank balance as payment or part payment of this Note or as an offset hereto as provided in the Loan Agreement, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder and may amend this Note (with the consent of the Makers), without notice to, and without in any way affecting the liability of, the Makers or any endorser of this Note, and their respective heirs, successors, legal representatives and assigns.

     If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Makers and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

     The rate of interest payable on this Note from time to time shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on this Note, then the rate provided for on this Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the Payee is that which would have been received by the Payee but for the operation of the preceding sentence.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAW OF THE STATE OF OHIO, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.


CASTLE TOWER CORPORATION



By:__________________________
Name:________________________
Title:_______________________

CASTLE TOWER CORPORATION (PR)



By:__________________________
Name:________________________
Title:_______________________

                             REVOLVING CREDIT GRID
                             ---------------------
--------------------------------------------------------------
          AMOUNT        AMOUNT       UNPAID         OFFICER'S
DATE     BORROWED        PAID        BALANCE        INITIALS
--------------------------------------------------------------

--------------------------------------------------------------

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--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

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--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

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

                                    ANNEX 1
                                    -------

           ACKNOWLEDGMENT AND AGREEMENT OF CASTLE TOWER HOLDING CORP.
           ----------------------------------------------------------


     The undersigned hereby (a) certifies that it is the sole shareholder of CTC-Del and consents to the execution and delivery by the Borrowers of the foregoing Fourth Amendment to Loan Agreement and the New Notes described therein, and (b) acknowledges and agrees (i) that the Holdco Pledge Agreement, the Guaranty and each other Collateral Document (as those terms are defined in the Loan Agreement, and as such documents may be amended pursuant to the Fourth Amendment to Loan Agreement) to which it is a party, and all of its respective obligations thereunder, remain in full force and effect, (ii) that the security interests granted pursuant to such Holdco Pledge Agreement secure all of the Obligations, as increased pursuant to the Fourth Amendment to Loan Agreement, and (iii) that the Guaranteed Obligations, as that term is defined in the Guaranty, include all of the Obligations, as increased pursuant to the Fourth Amendment to Loan Agreement.

CASTLE TOWER HOLDING CORP.



By:  _________________________
Name:_________________________
Title:________________________

                                    ANNEX 2
                                    -------

                        ACKNOWLEDGMENT AND AGREEMENT OF
                      SPECTRUM SITE MANAGEMENT CORPORATION
                      ------------------------------------


     The undersigned hereby (a) consents to the execution and delivery by the Borrowers of the foregoing Fourth Amendment to Loan Agreement and the New Notes described therein, and (b) acknowledges and agrees (i) that the Security Agreement dated June 26, 1996, between the undersigned and KeyBank National Association, as agent (the "Security Agreement"), and the Guaranty executed by the undersigned in favor of KeyBank National Association, as agent (the "Guaranty") and each other Collateral Document (as defined in the Loan Agreement, and as such documents may be amended pursuant to the Fourth Amendment to Loan Agreement) to which it is a party, and all of its respective obligations thereunder, remain in full force and effect, (ii) that the security interests granted pursuant to such Security Agreement secure all of the Obligations, as increased pursuant to the Fourth Amendment to Loan Agreement, and (iii) that the Guaranteed Obligations, as that term is defined in the Guaranty, include all of the Obligations, as increased pursuant to the Fourth Amendment to Loan Agreement.

SPECTRUM SITE MANAGEMENT CORPORATION



By:  _________________________
Name:_________________________
Title:________________________


                                      -6-